Exhibit 99.1

Globus Medical Reports Third Quarter 2020 Results

AUDUBON, PA, October 28, 2020: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2020.

•	Worldwide net sales were $216.1 million, an increase of 10.1% as compared to the third quarter of 2019

•	GAAP net income was $44.2 million, an increase of 15.4% as compared to the third quarter of 2019

•	Diluted earnings per share (EPS) was $0.44 and non-GAAP diluted EPS was $0.49

•	Non-GAAP adjusted EBITDA was 34.8% of net sales

“The Globus Team executed extremely well in the third quarter, delivering record revenue, record earnings per share and outstanding Adjusted EBITDA and Cash Flow,” said Dave Demski, President and CEO.  “Our U.S. Spine business grew by 17% over last year, which reflects not only a bounce back in surgical volumes, but continued growth in market share.  Competitive recruiting and onboarding, pull through from a growing base of robotic installations, and impressive uptake from new product introductions were all strong contributors to growth.  While Enabling Technologies revenue was down compared to last year’s outstanding third quarter, we are encouraged by the health of the pipeline as we exited the quarter.  In fact, we have already sold more robots in October than we did for all of the third quarter.”

Worldwide net sales for the third quarter of 2020 was $216.1 million, an increase of 10.1% over the third quarter of 2019 as-reported and an increase of 10.0% on a constant currency basis.  U.S. net sales for the third quarter of 2020, including robotics, increased by 11.9% compared to the third quarter of 2019.  International net sales for the third quarter of 2020 increased by 1.4% over the third quarter of 2019 as-reported and an increase of 0.4% on a constant currency basis.

GAAP net income for the third quarter of 2020 was $44.2 million, an increase of 15.4% over the same period last year.  Diluted EPS for the third quarter of 2020 was $0.44, compared to $0.38 for the third quarter 2019.   Non-GAAP diluted EPS for the third quarter of 2020 was $0.49, compared to $0.43 in the third quarter of 2019,  an increase of 14.9%.

The Company generated net cash from operating activities of $53.2 million and non-GAAP free cash flow of $35.9 million during the third quarter of 2020.  Cash, cash equivalents and marketable securities were $685.2 million as of September 30, 2020.   The Company remains debt free.

2020 Annual Guidance

On April 16, 2020, due to the rapidly evolving environment and continued uncertainties resulting from the COVID-19 pandemic, Globus Medical withdrew previously announced full year 2020 guidance.  At this time, Globus Medical cannot predict the specific extent, or duration, of the impact of COVID-19 on its financial and operating results.

Conference Call Information

Globus Medical will hold a teleconference to discuss its  third quarter 2020 results with the investment community at 4:30 p.m. Eastern Time today.  Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Wednesday, November 4, 2020.  The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S.  The passcode for the audio replay is 356-8339.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.  Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended September 30, 2020 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September 30, 2020 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
Net sales	$216,098	$196,215	$555,597	$573,701
Cost of goods sold	57,097	45,387	156,604	131,214
Gross profit	159,001	150,828	398,993	442,487

Operating expenses:
Research and development	14,421	14,508	69,278	44,577
Selling, general and administrative	89,152	88,455	262,710	262,618
Provision for litigation	—	1,625	197	1,625
Amortization of intangibles	4,152	3,620	12,043	10,412
Acquisition related costs	1,263	559	1,867	1,245
Total operating expenses	108,988	108,767	346,095	320,477

Operating income/(loss)	50,013	42,061	52,898	122,010

Other income, net
Interest income/(expense), net	3,085	4,377	10,999	12,954
Foreign currency transaction gain/(loss)	(170)	145	(806)	123
Other income/(expense)	202	169	595	410
Total other income/(expense), net	3,117	4,691	10,788	13,487

Income/(loss) before income taxes	53,130	46,752	63,686	135,497
Income tax provision	8,914	8,445	14,358	25,816

Net income/(loss)	$44,216	$38,307	$49,328	$109,681

Earnings per share:
Basic	$0.45	$0.39	$0.50	$1.11
Diluted	$0.44	$0.38	$0.49	$1.08
Weighted average shares outstanding:
Basic	98,217	99,238	98,453	98,998
Dilutive stock options	2,268	2,862	2,370	2,687
Diluted	100,485	102,100	100,823	101,685

Anti-dilutive stock options excluded from weighted average calculation	5,101	5,108	6,130	4,939

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except par value)	2020	2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$250,607	$195,724
Short-term marketable securities	159,030	115,763
Accounts receivable, net of allowances of $7,011 and $5,599, respectively	143,268	154,326
Inventories	231,858	196,314
Prepaid expenses and other current assets	19,091	17,243
Income taxes receivable	8,097	8,098
Total current assets	811,951	687,468
Property and equipment, net of accumulated depreciation of $267,364 and $243,732, respectively	215,274	199,841
Long-term marketable securities	275,587	409,514
Intangible assets, net	81,794	78,812
Goodwill	129,662	128,775
Other assets	22,851	21,741
Deferred income taxes	4,620	5,926
Total assets	$1,541,739	$1,532,077

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$30,022	$24,614
Accrued expenses	61,803	63,283
Income taxes payable	979	1,057
Business acquisition liabilities	997	6,727
Deferred revenue	6,179	5,402
Payable to broker	-	10,320
Total current liabilities	99,980	111,403
Business acquisition liabilities, net of current portion	3,551	2,822
Deferred income taxes	4,128	6,023
Other liabilities	16,876	9,377
Total liabilities	124,535	129,625

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 76,241,618 and 77,394,983 shares at September 30, 2020 and December 31, 2019, respectively	76	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2020 and December 31, 2019, respectively	22	22
Additional paid-in capital	422,774	357,320
Accumulated other comprehensive income (loss)	2,207	(2,898)
Retained earnings	992,125	1,047,931
Total equity	1,417,204	1,402,452
Total liabilities and equity	$1,541,739	$1,532,077

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$49,328	$109,681
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	24,418	—
Depreciation and amortization	45,970	38,688
Amortization of premium (discount) on marketable securities	215	(1,008)
Write-down for excess and obsolete inventories	12,411	1,939
Stock-based compensation expense	21,138	19,647
Allowance for doubtful accounts	2,741	2,732
Change in fair value of business acquisition liabilities	1,027	579
Change in deferred income taxes	(4,458)	2,434
(Gain)/loss on disposal of assets, net	714	518
Payment of business acquisition related liabilities	(700)	—
(Increase)/decrease in:
Accounts receivable	8,412	(5,367)
Inventories	(47,271)	(40,869)
Prepaid expenses and other assets	(4,381)	(3,044)
Increase/(decrease) in:
Accounts payable	5,401	(158)
Accrued expenses and other liabilities	3,749	1,225
Income taxes payable/receivable	(105)	(9,331)
Net cash provided by operating activities	118,609	117,666
Cash flows from investing activities:
Purchases of marketable securities	(57,418)	(277,446)
Maturities of marketable securities	100,830	205,818
Sales of marketable securities	39,944	46,474
Purchases of property and equipment	(49,595)	(54,957)
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	(31,991)	(24,135)
Net cash used in investing activities	1,770	(104,246)
Cash flows from financing activities:
Payment of business acquisition related liabilities	(5,327)	(6,096)
Proceeds from exercise of stock options	44,121	19,350
Repurchase of common stock	(104,669)	—
Net cash used in/provided by financing activities	(65,875)	13,254
Effect of foreign exchange rate on cash	379	(231)
Net increase in cash, cash equivalents, and restricted cash	54,883	26,443
Cash, cash equivalents, and restricted cash at beginning of period	195,724	139,747
Cash, cash equivalents, and restricted cash at end of period	$250,607	$166,190
Supplemental disclosures of cash flow information:
Income taxes paid	$19,328	$34,056
Purchases of property and equipment included in accounts payable and accrued expenses	$3,931	$5,959

Supplemental Financial Information

Net Sales by Geographic Area:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
United States	$182,104	$162,697	$465,705	$470,224
International	33,994	33,518	89,892	103,477
Total net sales	$216,098	$196,215	$555,597	$573,701

Net Sales by Revenue Stream:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Musculoskeletal Solutions products	$207,063	$182,324	$533,085	$540,620
Enabling Technologies products	9,035	13,891	22,512	33,081
Total net sales	$216,098	$196,215	$555,597	$573,701

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2020	2019
Cash, cash equivalents, and restricted cash	$250,607	$195,724
Short-term marketable securities	159,030	115,763
Long-term marketable securities	275,587	409,514
Total cash, cash equivalents, restricted cash and marketable securities	$685,224	$721,001

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2020	2019	2020	2019
Net income/(loss)	$44,216	$38,307	$49,328	$109,681
Interest income/(expense), net	(3,085)	(4,377)	(10,999)	(12,954)
Provision for income taxes	8,914	8,445	14,358	25,816
Depreciation and amortization	16,301	13,575	45,970	38,688
EBITDA	66,346	55,950	98,657	161,231
Stock-based compensation expense	7,020	6,898	21,138	19,647
Provision for litigation	—	1,625	197	1,625
Acquisition related costs/licensing	1,753	1,040	3,179	2,011
Acquisition of in-process research and development	—	—	24,418	—
Adjusted EBITDA	$75,119	$65,513	$147,589	$184,514

Net income as a percentage of net sales	20.5%	19.5%	8.9%	19.1%
Adjusted EBITDA as a percentage of net sales	34.8%	33.4%	26.6%	32.2%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Net income/(loss)	$44,216	$38,307	$49,328	$109,681
Provision for litigation	—	1,625	197	1,625
Amortization of intangibles	4,152	3,620	12,043	10,412
Acquisition related costs/licensing	1,753	1,040	3,179	2,011
Acquisition of in-process research and development	—	—	24,418	—
Tax effect of adjusting items	(992)	(1,135)	(3,418)	(2,659)
Non-GAAP net income	$49,129	$43,457	$85,747	$121,070

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Per share amounts)	2020	2019	2020	2019
Diluted earnings per share, as reported	$0.44	$0.38	$0.49	$1.08
Provision for litigation	—	0.02	—	0.02
Amortization of intangibles	0.04	0.04	0.12	0.10
Acquisition related costs/licensing	0.02	0.01	0.03	0.02
Acquisition of in-process research and development	—	—	0.24	—
Tax effect of adjusting items	(0.01)	(0.01)	(0.03)	(0.03)
Non-GAAP diluted earnings per share	$0.49	$0.43	$0.85	$1.19

* Amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$53,248	$55,866	$118,609	$117,666
Purchases of property and equipment	(17,325)	(12,062)	(49,595)	(54,957)
Free cash flow	$35,923	$43,804	$69,014	$62,709

Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2020	2019	Growth	Period Net Sales	Growth
United States	$182,104	$162,697	11.9%	$—	11.9%
International	33,994	33,518	1.4%	348	0.4%
Total net sales	$216,098	$196,215	10.1%	$348	10.0%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2020	2019	Growth	Period Net Sales	Growth
United States	$465,705	$470,224	-1.0%	$—	-1.0%
International	89,892	103,477	-13.1%	(215)	-12.9%
Total net sales	$555,597	$573,701	-3.2%	$(215)	-3.1%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:  investors@globusmedical.com

www.globusmedical.com